SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
SecuritiesExchange Act of 1934
(Amendment No.   )

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NPTEST HOLDING CORPORATION

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Filed by NPTest Holding Corporation pursuant to Rule 14a-12 of the Securities and Exchange Act

     The following is the text of a letter from Graham J. Siddall of Credence Systems Corporation ("Credence") and Ashok Belani of NPTest Holding Corporation ("NPTest") sent to customers of Credence and NPTest on February 23, 2004:

February 23, 2004

Dear Valued Credence and NPTest Customer,

We are pleased to announce that Credence Systems Corporation has entered an agreement to acquire NPTest Holding Corporation of San Jose, California. This acquisition will mark the latest move in Credence’s ongoing commitment to deliver compelling technology that lowers the cost-of-test for our market-leading customers. As a combined Company, we will be able to offer a highly synergistic product portfolio, from high-end digital to mixed-signal, RF and flash as well as a full suite of debug, characterization and validation tools. We are proud to be the only ATE Company in the industry today to offer the most complete design-to-test portfolio that helps accelerate time-to-volume production while lowering total cost-of-test.

We are working to obtain shareholder approval and regulatory clearance by June 2004. Upon approval, we will move forward with the integration of both companies. This will include the formation of a new product group in which Jean-Luc Pelissier, currently the President of SoC Products, NPTest, will become Senior Vice President of Credence with responsibility for NPTest’s day-to-day operations, reporting directly to Dave Ranhoff, President and Chief Operating Officer of Credence. Ashok Belani, currently President and Chief Executive Officer, NPTest, will become Vice Chairman of Credence and work with me to ensure a successful integration of both companies. As the new Credence moves forward, our primary objective remains unchanged, and that is to deliver the most cost-effective products and services to move our customers’ devices from concept through production. With this acquisition, we believe that design and production test organizations worldwide will realize the benefit from Credence’s immediate increased sales channel and large technical support base.

We want to reaffirm our commitment to providing you with the highest level of sales coverage, product quality and customer service. Over the past three years Credence has placed tremendous focus and effort around implementing programs that quickly respond and support our customers’ requirements. As a result, Credence and NPTest were the highest-ranking ATE companies in the world’s 10 BEST Test & Material Handling Equipment category. Customer satisfaction will continue to be a top priority for the new Credence company.

Your current Credence or NPTest sales representative will continue working with you and will be contacting you shortly to discuss any questions that you might have regarding this agreement to acquire NPTest. We would like to thank you for your past and current business, and look forward to the opportunity to helping you meet the challenging design-to-test requirements in the future with Credence’s comprehensive product portfolio.

Kind Regards,

Ashok Belani Chairman and Chief Executive Officer	President and Chief Executive Officer

Credence Systems Corporation	NPTest Corporation

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, timing of closing, industry leadership, execution of integration plans, customer solutions and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies or achieve planned synergies; other risks that are described from time to time in Credence and NPTest’s Securities and Exchange Commission reports (including, but not limited to Credence’s annual report on Form 10-K for the year ended October 31, 2003 and NPTest’s Form S-1 filed on December 4, 2003, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Credence’s or NPTest’s results could differ materially from Credence’s or NPTest’s expectations in these statements. Credence or NPTest assume no obligation and do not intend to update these forward-looking statements.

Additional Information and Where to Find It

Credence and NPTest will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and security holders will be able to obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Credence are available free of charge by contacting Credence Investor Relations, 1421 California Circle, Milpitas, California 95035, (408) 635-4300, and documents filed with the SEC by NPTest are available free of charge by contacting NPTest Investor Relations, 150 Baytech Drive, San Jose, California 95134, (408) 586-8200.

Participants in Solicitation

Credence and NPTest, and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Credence and NPTest in connection with the merger and related items. Information regarding the directors and executive officers of Credence and their ownership of Credence shares is set forth in the proxy statement for Credence’s 2003 annual meeting of shareholders. Information regarding the directors and executive officers of NPTest and their ownership of NPTest stock is set forth in NPTest’s Form S-1, which was filed with the SEC on December 4, 2003. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement/prospectus when it becomes available.

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